Exhibit 99.1

Dominari Holding’s Strategic Interest in Bitcoin Mining Set to Go Public

American Bitcoin Enters into Definitive Merger Agreement with Nasdaq-listed Gryphon Digital Mining to Build World’s Largest, Most Efficient Pure-Play Bitcoin Minor Alongside A Robust and Strategic Bitcoin Reserve

New York City/PR Newswire/May 13, 2025, Dominari Holdings Inc. (Nasdaq: DOMH), today congratulates American Bitcoin on entering into a definitive merger agreement with Gryphon Digital Mining, Inc. (Nasdaq: GRYP). The strategic stock-for-stock transaction will result in American Bitcoin becoming a publicly traded entity on Nasdaq in which former American Bitcoin stockholders, including Dominari Holdings, will own approximately 98% of the combined company.

Upon closing, which is expected to occur in the third quarter of this year, the company will operate under the American Bitcoin brand, led by the management and current board of directors of American Bitcoin. American Bitcoin is expected to trade on Nasdaq under the ticker symbol “ABTC.”

American Bitcoin was launched earlier this year, in partnership with Eric Trump, who will remain an advisor and chief strategy officer, with the goal of building the world’s largest, most efficient pure-play Bitcoin miner alongside a robust strategic Bitcoin reserve. American Bitcoin is purpose-built to enable Bitcoin accumulation at scale through low-cost Bitcoin mining and other complementary strategies.

“As an early investor in American Bitcoin, we are proud to support its journey toward becoming a public market leader,” said Kyle Wool, President of Dominari Holdings Inc. “This merger marks a significant milestone not only for American Bitcoin, but also for Dominari. American Bitcoin was formed as a joint venture between American Data Centers, an independent company that we created a few short months ago, and Hut 8. From the outset, we recognized its potential to become a formidable force in the digital asset mining sector. The merger between American Bitcoin and Gryphon Digital Mining validates that vision and highlights the strength of our broader strategy and business model. We believe the combined company is exceptionally well-positioned to capitalize on structural tailwinds in Bitcoin mining and digital infrastructure, and we look forward to supporting its continued growth as a strategic partner. For Dominari shareholders, this is notable value creation.”

The announcement regarding the signing of the definitive merger agreement is available at https://www.globenewswire.com/news-release/2025/05/12/3078943/0/en/Hut-8-Subsidiary-American-Bitcoin-Announces-Go-Public-Transaction.html.

For additional information about Dominari Holdings Inc., please visit: https://www.dominariholdings.com/

About Dominari Holdings Inc.

The Company is a holding company that, through its various subsidiaries, is currently engaged in wealth management, investment banking, sales and trading and asset management. In addition to capital investment, Dominari provides management support to the executive teams of its subsidiaries, helping them to operate efficiently and reduce cost under a streamlined infrastructure. In addition to organic growth, the Company seeks opportunities outside of its current business to enhance stockholder value, including in the AI and Data Center sectors.

Dominari Securities LLC’s Mission Statement:

Dominari Securities LLC, a principal subsidiary of Dominari Holdings Inc., is a dynamic, forward-thinking financial services company that seeks to create wealth for all stakeholders by capitalizing on emerging trends in the financial services sector and identifying early-stage future opportunities that are expected to generate a high rate of return for investors.

Securities Brokerage and Registered Investment Adviser Services are offered through Dominari Securities LLC, a Member of FINRA, MSRB and SIPC. Securities brokerage, investment adviser and other non-bank deposit investments are not FDIC insured and may lose some or all of the principal invested. You can check the background of Dominari Securities and its registered investment professionals and review its SEC Form CRS on FINRA’s BrokerCheck site at https://brokercheck.finra.org. Information for Dominari Securities LLC and its registered investment professionals as well as its SEC Form CRS may also be found on FINRA’s BrokerCheck site.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, which include but are not limited to the Risk Factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 relating to its business. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Dominari Holdings Inc.

https://www.dominariholdings.com/

Investor Relations

Hayden IR

Brett Maas, Managing Partner

Phone: (646) 536-7331

Email: brett@haydenir.com

www.haydenir.com